AMENDMENT TO THE NETCORE SYSTEMS, INC.

1997 STOCK OPTION PLAN

WHEREAS, Netcore Systems, Inc. has heretofore established the Netcore Systems, Inc. 1997 Stock Option Plan (the "Plan") for the benefit of employees, officers, directors, consultants and advisors of Netcore Systems, Inc. and its subsidiaries;

WHEREAS, Netcore Systems, Inc. was acquired by Tellabs, Inc. (the "Company"; provided, however, that prior to the effective time of the merger, "Company" means Netcore Systems, Inc.) in a merger on August 30, 1999, which was accounted for as a pooling of interests;

WHEREAS, the Board of Directors of the Company deems it desirable to make certain amendments to the Plan relating to the vesting of options and/or the post-employment exercise period in the event of the death, disability, or retirement of an option holder, or a change in control of the Company; and

WHEREAS, the Board of Directors of the Company has considered the recommendations and has approved this Amendment to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective June 30, 2000, as follows :

  The Plan shall hereby be amended by adding a new Section 2A to read:

  2A. Definitions

  a. "Change in Control" means the first to occur of:

  (1) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, Tellabs, Inc. ("Tellabs") or any subsidiary of Tellabs, or any employee benefit plan of Tellabs or any subsidiary of Tellabs, or any person or entity organized, appointed or established by Tellabs for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of Tellabs, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Tellabs representing 20% or more of the combined voting power of Tellabs' then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by Tellabs; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 20% or more but then promptly reduces that ownership interest below 20%;

  (2) During any two consecutive years (not including any period beginning prior to June 30, 2000), individuals who at the beginning of such two-year period constitute the Board of Directors of Tellabs and any new director (except for a director designated by a person who has entered into an agreement with Tellabs to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by Tellabs' stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the " Incumbent Board") cease for any reason to constitute at least a majority of the Board;

  (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Tellabs (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of Tellabs immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns Tellabs or all or substantially all of Tellabs' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of Tellabs; (ii) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of Tellabs or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (4) Approval by the stockholders of Tellabs of a complete liquidation or dissolution of Tellabs.

  b. "Disability" shall have the meaning ascribed to such term in Section 22(e)(3) of the Code.
  Subsection 6(d) shall be amended in its entirety to read as follows:

  d. Termination of Status. Except as set forth in Section 6A with respect to the effect of a Change in Control or except as the Committee may otherwise expressly provide in the Option Agreement, the following rules shall apply upon termination of the Participant's status with the Company and all Subsidiaries:

  (1) Except as set forth in subsections (2), (3), and (4) below, the Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or the beneficiary designated by a Participant in the event of the Participant's death (the " Designated Beneficiary") may be exercised. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

  (2) In the event of termination of employment due to the death the Participant, each option held by the Participant shall become exercisable in full and may be exercised at any time prior to the expiration date of the option or within one year after the date of the Participant's death, whichever period is shorter.

  (3) In the event of termination of employment due to the Disability (as defined in the Plan) of the Participant, each option held by the Participant may, to the extent exercisable at the time of termination of employment, be exercised at any time prior to the expiration date of the option or within three years after the date of the Participant's termination of employment, whichever period is shorter.

  (4) In the event of termination of employment due to the retirement of the Participant on or after attaining age 55, all or a portion of each option held by the Participant, to the extent not then exercisable, shall become exercisable in accordance with the schedule set forth below based upon one point for the Participant's attained age and one point for each year of continuous service with the Company or its affiliates as of the date of retirement (including for this purpose, continuous service with an entity prior to the date such entity was acquired by the Company or an affiliate of the Company, but excluding any service prior to January 1, 1975),

  At least 70 but less than 80 points          50% of each unvested option shall vest
  At least 80 but less than 90 points          75% of each unvested option shall vest
  At least 90 points                                  100% of each unvested option shall vest

  and all options held by the Participant to the extent then exercisable may be exercised at any time prior to the expiration date of the option or within three years after the date of the Participant's retirement, whichever period is shorter.

  (5) Notwithstanding anything in this Plan to the contrary, any Incentive Stock Option which is exercised after the expiration of three months following the cessation of employment for any reason other than Disability or death or one year after the date of termination of employment due to Disability or death shall be treated as a Nonstatutory Stock Option.
  The Plan shall be hereby amended by adding thereto a new Section 6A to read:

  6A. Change in Control

  a. Effect of Change in Control. Upon the occurrence of a Change in Control, any and all Options granted hereunder shall become immediately exercisable and remain exercisable until such Options expire or terminate under the provisions of this Plan.

  b. Change in Control Not Approved by Incumbent Board. Upon the occurrence of a Change in Control not approved by the Incumbent Board, any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term without regard to termination of employment subsequent to such Change in Control.

  Subsection 6(e) of the Plan shall be amended in its entirety to read as follows:

e. Acquisition Events.

(1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board may to the extent deemed appropriate take any one or more of the following actions with respect to then outstanding Options: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; and (ii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provided that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

An "Acquisition Event" shall mean: (a) a Change in Control; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

(2) Assumption of Options Upon Certain Events. The Board may grant Options under the Plan in substitution for options and other stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Options shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

IN WITNESS WHEREOF, the foregoing amendments to the Netcore Systems, Inc. 1997 Stock Option Plan are hereby adopted as of the 30th day of June, 2000, by the undersigned officer duly authorized by resolutions adopted by the written consent of the Board of Directors dated June 30, 2000.

NETCORE SYSTEMS, INC.

By: /s Michael J. Birck

Name: Michael J. Birck

Its: President